Exhibit 99.1

BIOTIME, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2016
(IN THOUSANDS)

	Registrant Historical	Adjustments	Notes	Pro Forma
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$27,132	$(7,568)	(a)	$19,564
Available for sale securities	829			829
Trade accounts and grants receivable, net	1,125			1,125
Landlord receivable	943			943
Prepaid expenses and other current assets	2,878	(1,157)	(a)	1,721
Total current assets	32,907			24,182

Equity method investment in Asterias, at fair value	-	65,678	(b)	65,678
Deferred tax assets	-	-	(c)	-
Property, plant and equipment, net and construction in progress	8,932	(5,539)	(a)	3,393
Deferred license fees	293			293
Deposits and other long-term assets	1,268	(425)	(a)	843
Equity method investment	4,436			4,436
Intangible assets, net	32,278	(20,145)	(a)	12,133
TOTAL ASSETS	$80,114			$110,958

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	10,674	(3,058)	(a)	7,616
Capital lease liability, current portion	22	(7)	(a)	15
Promissory notes, current portion	95			95
Deferred grant income	2,269	(2,269)	(a)	-
Deferred license and subscription revenue, current portion	609			609
Total current liabilities	13,669			8,335

LONG-TERM LIABILITIES
Deferred revenues, net of current portion	538			538
Deferred rent liabilities, net of current portion	261	(203)	(a)	58
Lease liability	5,408	(4,300)	(a)	1,108
Related party convertible debt, net of discount	394			394
Promissory notes, net of current portion	220			220
Capital lease, net of current and other liabilities	32	(25)	(a)	7
Deferred tax liability related to equity method investment retained	-	-	(c)	-
TOTAL LIABILITIES	20,522			10,660

Commitments and contingencies

SHAREHOLDERS' EQUITY
Preferred shares, no par value, 2,000 shares authorized; none issued and outstanding	-	-
Common shares, no par value, 125,000 shares authorized; 94,894 issued and 90,421 shares outstanding actual and 94,274 pro forma, as of March 31, 2016	275,238	(6,783)	(a)	268,455
Accumulated other comprehensive loss	(60)			(60)
Accumulated deficit	(246,293)	52,109	(e)	(194,184)
Treasury stock at cost: 4,473 shares actual and 620 shares pro-forma as of March 31, 2016	(18,033)	15,142	(d)	(2,891)
BioTime, Inc. shareholders' equity	10,852			71,320

Non-controlling interest	48,740	(19,762)	(a)	28,978
Total shareholders' equity	59,592			100,298
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$80,114			$110,958

BIOTIME, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2016
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Registrant Historical	Adjustments	Notes	Pro Forma
REVENUES:
Subscription and advertisement revenues	$420	$-		$420
Royalties from product sales	123	(107)	(f)	16
Grant income	1,487	(1,487)	(f)	-
Sale of research products and services	43	-		43
Total revenues	2,073	(1,594)		479

Cost of sales	(225)	53	(f)	(172)

Gross Profit	1,848	(1,541)		307

OPERATING EXPENSES:
Research and development	13,734	(6,343)	(g)	7,391
General and administrative	11,872	(6,218)	(g)	5,654
Total operating expenses	25,606	(12,561)		13,045

Loss from operations	(23,758)	11,020		(12,738)

OTHER INCOME/(EXPENSES):
Total other income/(expense), net	(239)	147	(h)	(92)
LOSS BEFORE INCOME TAX BENEFIT	(23,997)	11,167		(12,830)

Deferred income tax benefit	-	-	(i)	-

NET LOSS	(23,997)	11,167		(12,830)

Net loss attributable to non-controlling interest	6,885	(4,401)	(j)	2,484

NET LOSS ATTRIBUTABLE TO BIOTIME, INC.	$(17,112)	$6,766		$(10,346)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.19)			$(0.11)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK OUTSTANDING: BASIC AND DILUTED	90,421			90,421

BIOTIME, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2015
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Registrant Historical	Adjustments	Notes	Pro Forma
REVENUES:
Subscription and advertisement revenues	$1,357	$-		$1,357
Royalties from product sales	719	(535)	(f)	184
Grant income	4,502	(3,007)	(f)	1,495
Sale of research products and services	458	-		458
Total revenues	7,036	(3,542)		3,494

Cost of sales	(1,107)	228	(f)	(879)

Gross Profit	5,929	(3,314)		2,615

OPERATING EXPENSES:
Research and development	42,604	(17,321)	(g)	25,283
General and administrative	29,134	(7,712)	(g)	21,422
Total operating expenses	71,738	(25,033)		46,705

Loss from operations	(65,809)	21,719		(44,090)

OTHER INCOME/(EXPENSES):
Total other income/(expense), net	3,159	347	(h)	3,506
LOSS BEFORE INCOME TAX BENEFIT	(62,650)	22,066		(40,584)

Deferred income tax benefit	4,516	(4,516)	(i)	-

NET LOSS	(58,134)	17,550		(40,584)

Net loss attributable to non-controlling interest	11,143	(5,553)	(j)	5,590

NET LOSS ATTRIBUTABLE TO BIOTIME, INC.	(46,991)	11,997		(34,994)

Dividends on preferred shares	(415)	-		(415)

NET LOSS ATTRIBUTABLE TO BIOTIME, INC. COMMON SHAREHOLDERS	$(47,406)	$11,997		$(35,409)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.59)			$(0.44)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK OUTSTANDING: BASIC AND DILUTED	79,711			79,711

Notes to Unaudited Pro Forma Condensed Combined Financial Information.

(a)	This adjustment reflects the deconsolidation of the assets and liabilities attributable to Asterias, including our carrying value of noncontrolling interest in Asterias, as of March 31, 2016, due to a loss of control of Asterias that occurred on May 13, 2016. This adjustment also reflects the equity impact, as of March 31, 2016, of certain intercompany transactions and balances previously eliminated in consolidation upon deconsolidation of Asterias.

(b)	This adjustment reflects the fair value of our retained noncontrolling investment in Asterias on May 13, 2016, the date of our deconsolidation of Asterias subsidiary due to a loss of control in accordance with ASC 810-10-40-4(c). This amount was determined by multiplying 21.7 million shares of Asterias common stock we hold as of May 13, 2016, by the $3.02 per share closing price of Asterias common stock on the NYSE: MKT on that date. We may account for our retained noncontrolling investment in Asterias at fair value using the equity method of accounting by electing the fair value option under ASC 825-10, in which all subsequent changes in fair value of our investment in Asterias will be recorded in our consolidated statements of operations included in other income and expenses, net.

(c)	This adjustment reflects a $23.6 million deferred tax liability based on the difference in our financial reporting basis retained in Asterias, at fair value, and our tax basis in Asterias, computed based on our historical tax rate of 36%, in accordance with ASC 740, Income Taxes. This adjustment also reflects a $23.6 million release of the valuation allowance we have on our deferred tax assets to the extent of this deferred tax liability since the deferred tax liability is considered to be a source of taxable income as prescribed by ASC 740-10-30-17 that will result in the more likely than not realization of our deferred tax assets, thereby reducing the need for a valuation allowance to the extent of the deferred tax liability recorded on the retained noncontrolling investment in Asterias as of May 13, 2016. See footnote (e).

(d)	This adjustment reflects the carrying value of our treasury stock, which represents our shares held by Asterias as of March 31, 2016. These shares will continue to be held by Asterias as outstanding BioTime common stock.

(e)	This adjustment reflects the estimated gain of approximately $52.1 million arising from the deconsolidation of Asterias on May 13, 2016, due to a loss of control of Asterias on that date. This pro forma estimated gain was computed in accordance with ASC 810-10-40-5, as the difference between (i) the aggregate fair value of our retained noncontrolling investment in Asterias on May 13, 2016 and the carrying amount of our noncontrolling interest in Asterias as of March 31, 2016, and (ii) the carrying amount of Asterias' assets and liabilities as of March 31, 2016. The actual gain on deconsolidation will be determined using the fair value of our retained noncontrolling investment in Asterias on May 13, 2016 and, based on the actual carrying amounts of Asterias' assets and liabilities, including the actual carrying amount of our noncontrolling interest in Asterias, as of May 13, 2016, the date of deconsolidation. We are not able to estimate the actual gain until we determine the actual balances of our carrying amounts, as applicable, as of May 13, 2016, which will be completed during the second quarter ended June 30, 2016. The actual gain may differ materially from the pro forma estimated gain shown herein.

This pro forma estimated gain has not been reflected in the pro forma condensed combined statements of operations because it is considered to be nonrecurring in nature.

The computation of the pro forma estimated gain was computed as follows (in thousands):

(i)	Retained noncontrolling investment in Asterias, at fair value, as of May 13, 2016	$65,678
	BioTime deferred tax liability for retained noncontrolling investment in Asterias	(23,644)
	BioTime deferred tax asset (release of valuation allowance)	23,644
	Carrying amount of BioTime noncontrolling interest in Asterias at March 31, 2016	19,762
		85,440	(i)
(ii)	Carrying amount of Asterias assets and liabilities as of March 31, 2016:
	Carrying amount of Asterias assets	54,650
	Less: Carrying amount of Asterias liabilities	21,319
	Net assets of Asterias as of March 31, 2016	33,331	(ii)

(iii)	Pro forma estimated gain on deconsolidation of Asterias	$52,109	(i) - (ii)

(f)	This adjustment reflects the deconsolidation of revenues and cost of sales attributable to Asterias.

(g)	This adjustment reflects the deconsolidation of operating expenses attributable to Asterias.

(h)	This adjustment reflects the deconsolidation of other income and expenses, net, attributable to Asterias.

(i)	This adjustment reflects the estimated income tax effect of the pro-forma adjustments. The tax effect of the pro-forma adjustments was calculated using the historical statutory rates in effect for the periods presented

(j)	This adjustment reflects the deconsolidation of the net loss attributable to noncontrolling interests of Asterias.